UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2008

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 12, Richard Dalton, President of CoBiz Financial Inc. (“CoBiz”) adopted a Rule 10b5-1 trading plan (the “Plan”) with a broker to sell up to 36,000 shares of CoBiz common stock. Mr. Dalton entered into the Plan as part of his personal long-term investment strategy for asset diversification and liquidity.

Pursuant to Mr. Dalton’s Plan, the brokerage firm may sell shares as detailed in the following schedule beginning on December 3, 2008. Mr. Dalton will have no control over the timing of his stock sales under the Plan; however, the brokerage firm shall be limited in that no shares may be sold at any price below $10 per share.  Any orders placed that are not executed on the trade start date will remain open and may be consolidated with other orders until the trade end date.  The Plan is scheduled to terminate on February 26, 2010. Any transactions under the Plan will be reported by Mr. Dalton through individual Form 4 filings with the Securities and Exchange Commission.

Trade	Trade	Number
start date	end date	of shares
12/3/2008	2/26/2010	5,500
1/5/2009	2/26/2010	2,500
2/3/2009	2/26/2010	2,500
3/3/2009	2/26/2010	2,500
4/3/2009	2/26/2010	2,500
5/4/2009	2/26/2010	2,500
6/3/2009	2/26/2010	2,500
7/1/2009	2/26/2010	2,500
8/3/2009	2/26/2010	2,500
9/3/2009	2/26/2010	2,500
11/5/2009	2/26/2010	2,500
11/3/2009	2/26/2010	5,500

The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and CoBiz’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under Rule 10b5-1 from being executed.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)

/s/	Lyne B. Andrich
Lyne B. Andrich
EVP and Chief Financial Officer
Date: November 14, 2008